Exhibit 23.01

11th Floor PricewaterhouseCoopers Center 202 Hu Bin Road Shanghai 200021, PRC Telephone +86 (21) 2323 8888 Facsimile +86 (21) 2323 8800 pwccn.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2009 relating to the consolidated financial statements of Shanda Games Limited (the “Company”), which appears in the Company's Registration Statement on Form F-1 (File No. 333-161708) filed with the Securities and Exchange Commission on September 3, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company Shanghai, People’s Republic of China December 23, 2009